                                                                    EXHIBIT 10.3


                                FIRST AMENDMENT
                        TO EMPLOYMENT AGREEMENT BETWEEN
                       SOFTLINK, INC. AND WILLIAM W. YUAN

     This First Amendment to Employment Agreement between Softlink, Inc. and William Yuan (the "Amendment") is made and entered into as of this 31st day of August 1999 by and between Softlink, Inc. (the "Company") and William W. Yuan ("Employee").

                                   RECITALS
                                   --------

     A. Employee and the Company entered into that certain Employment Agreement dated March 1, 1999 (the "Agreement") under which Employee was to perform services on behalf of the Company for a six (6) month trial period.

     B. Such trial period has now expired, and the Company and Employee now desire to amend the Agreement on the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Section 1.0 "Term of the Contract" is hereby deleted and replaced with the following language:

          Term.  Unless the employment of Employee is terminated as set forth
          ----
          herein, this Agreement shall continue in full force and effect for a period of three (3) years from August 31, 1999. The Agreement shall be automatically renewed for successive periods of one (1) year unless:
          (i) notice is received by the other party at least thirty (30) days prior to the end of the term or extension thereof; or this Agreement is otherwise terminated pursuant to the terms hereof.

     2. The first paragraph of Section 2.0 "Duties of Employee" is hereby deleted and replaced with the following:

          Employment.  Subject to the terms and conditions of this Agreement,
          ----------
          the Company shall employ Employee as the President and Chief Executive Officer of the Company. As President and Chief Executive Officer, Employee shall have, subject to the control of the Board of Directors, full and complete authority to manage and control the Company's operations. Employees duties shall include but not be limited to the following: (i) management of the day-to-day operations of the Company;
          (ii) supervision of
          the accounting and financial operations and duties of the Company;
          (iii) organization, coordination, and supervision of the sales and marketing functions of the Company; (iv) supervision of the product development operations of the Company; (iv) the hiring of personnel; and (v) any other duties reasonably assigned to Employee by the Board of Directors of the Company. Employee hereby accepts such employment and agrees to devote his best efforts to the service of the Company, to render this service to the Company on a full-time basis and faithfully, diligently and to the best of his ability discharge the responsibilities thereof. Employee may perform his duties from the Company's principal location or from such other location as he believes is appropriate.

     3. The first paragraph of Section 3.0, "Compensation" is hereby amended to state:

          Employee shall receive monthly compensation subject to withholding and other usual deductions in the amount of fifteen thousand dollars ($15,000) per month which shall be paid semi-monthly. The monthly compensation will be reviewed annually to determine the appropriate increase, if any.

     4.   Paragraph 5.0 is hereby deleted

     5. Paragraph 8.0 is hereby deleted and replaced with the following language:

          THE COMPANY MAY TERMINATE THE EMPLOYMENT OF EMPLOYEE AT ANY TIME WITH OR WITHOUT "CAUSE" (AS DEFINED BELOW), FOR ANY REASON OR NO REASON. THE EMPLOYMENT RELATIONSHIP CONTEMPLATED HEREUNDER SHALL BE AT THE WILL OF THE PARTIES HERETO. EMPLOYEE'S EMPLOYMENT SHALL ALSO TERMINATE UPON HIS DEATH.

          As contemplated above, the Company may also terminate Employee's employment for "cause". The term "cause" as used herein shall include but not be limited to (i) Employee's failure to follow directions of the Board of Directors of the Company which are not inconsistent with this Agreement, (ii) Employee's gross neglect of his responsibilities,
          (iii) any act by Employee of dishonesty, fraud, misrepresentation, harassment or employment discrimination, (iv) Employee's death or disability; (v) Employee's indictment for a felony; and (vi) Employee's unauthorized dissemination of the Company's confidential information or trade secrets.

          Severance. Upon the termination of the employment of Employee without cause, Employee shall be paid severance equal to one (1) year's salary in one lump-sum and all outstanding, unvested options to purchase stock of the Company shall vest and be exercisable by Employee.

     6. Paragraph 10.0 "General" is hereby deleted and replaced with the following language:

          Attorney's Fees.  In the event that any legal action is brought to
          ---------------
          enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in that action, in addition to any other relief to which that party may be entitled.

          Governing Law.  This Agreement shall in all respects be construed,
          -------------
          interpreted, and enforced in accordance with, and governed by the laws of the State of California.

          Severability.  If any term or provision of this Agreement shall be
          ------------
          held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected and each other term and provision of this Agreement shall be valid to the fullest extent permitted by law.

          Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
          which shall constitute an original and all of which shall be one and the same instrument.

          Arbitration.  In the event a dispute of any kind or nature arises
          -----------
          under this Agreement, any documents executed in connection with this Agreement, or any matters related to this Agreement, the parties shall, within ninety (90) days of the receipt by the other party of a demand for arbitration, select a mutually agreeable arbitrator and submit the dispute to such arbitrator for binding arbitration, through the nearest American Arbitration Association Regional Office, under the Commercial Arbitration Rules of the American Arbitration Association. In the event the parties are unable to agree upon an arbitrator, the arbitrator shall be appointed in accordance with the rules and procedures of the American Arbitration Association. The fees for the arbitration proceedings shall be forwarded by the party demanding arbitration. However, the arbitration fee shall be paid or reimbursed by the non-prevailing party, as determined by the arbitrator, who shall also award appropriate attorney's fees and costs to the prevailing party.

          Modification.  Any amendment, change or modification of this Agreement
          ------------
          shall be effective only if it is in writing and signed by the parties hereto.

          Waiver.  The failure of either party to insist upon strict compliance
          ------
          with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time be deemed a waiver or relinquishment of that right or power for all or any other time.

     7.   The following language is hereby added to the Agreement as Paragraph
11.0.

          Assignment of Inventions.  Employee shall communicate promptly to the
          ------------------------
          Company all inventions, discoveries, concepts and ideas whether patentable or not, including but not limited to hardware, software, processes, methods, techniques as well as improvements thereto conceived (collectively referred to as "Developments"), developed, completed or reduced to practice during Employee's employment with the Company, that (i) are related to the present or prospective business, work or consulting of the Company; (ii) result from any work performed on behalf of the Company; or (iii) result from use of the Company's equipment, facilities or materials. Employee hereby assigns his entire right, title and interest in and to all such Developments and any intellectual property rights arising therefrom. Employee shall further cooperate with the Company in connection with any applications, filings or documents prepared and or filed related to the Developments.

     8.   The following language is hereby added to the Agreement as Paragraph
12.0.

          Non-Solicitation.  During the term of this Agreement and for a period
          ----------------
          of one year following the termination or expiration of this Agreement for whatever reason (or if this period of time shall be unenforceable by law, then for such period as shall be enforceable), Employee agrees not to contact, with a view towards purchasing or selling any product or service competitive with any product or service purchased or sold by Company, or purchase or sell any such product or service from or to any person, firm, association, corporation or other entity whatsoever:

          (i) which Employee solicited, contacted or otherwise dealt with on behalf of the Company during the twelve month period or any portion thereof preceding termination or expiration of Employee's employment with the Company; or

          (ii) which is known by Employee to have been a customer, or client of the Company during the twelve month period or any portion thereof preceding the termination or expiration of his or her employment with the Company.

          Furthermore, Employee shall not for a period of two years after the termination of his or her employment for whatever reason, solicit for hire, or hire any employee of the Company, or any person who was employed by the Company at any time within six (6) months of the termination of Employee's employment with the Company, to work for Employee or any other person or entity.

          IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

THE COMPANY:                        SOFTLINK, INC.


                                    By:___________________

                                    Its:__________________


EMPLOYEE:                           ______________________
                                    William W. Yuan